UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Growth Trust, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated August 22, 2017, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of a self storage facility (the “Nantucket Property”) from an unaffiliated third party in accordance with Rule 3-14 and Article 11 of Regulation S-X.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01.	Financial Statements

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Growth Trust, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of the self storage property located in Nantucket, Massachusetts (the “Nantucket Property”) for the year ended December 31, 2016, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the seller of the Nantucket Property is responsible for the preparation and fair presentation of the financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1 to the financial statement of the Nantucket Property for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K filed by Strategic Storage Growth Trust, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Nantucket Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ BDO USA, LLP

Costa Mesa, California

November 3, 2017

NANTUCKET PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2016 and the Six Months Ended June 30, 2017 (Unaudited)

	Year Ended December 31, 2016	Six Months Ended June 30, 2017 (Unaudited)
Revenues
Self storage rental revenue	$2,606,366	$1,408,865
Ancillary operating revenue	36,512	8,133

Total revenues	2,642,878	1,416,998

Certain operating expenses
Property operating expenses	244,089	126,899
Salaries and related expenses	84,657	46,121
Marketing expense	26,287	11,092
Property insurance	10,931	5,601
Real estate taxes	71,497	36,895

Total certain operating expenses	437,461	226,608

Revenues in excess of certain operating expenses	$2,205,417	$1,190,390

See Notes to Statements of Revenues and Certain Operating Expenses.

NANTUCKET PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2016 and the Six Months Ended June 30, 2017 (Unaudited)

Note 1 - Organization and basis of presentation

The financial statements include the revenues and certain operating expenses of the self storage property located in Nantucket, Massachusetts (the “Nantucket Property”). Strategic Storage Growth Trust, Inc. (the “Company”) acquired the Nantucket Property on August 22, 2017 for a purchase price of $37.5 million, plus closing costs and acquisition fees.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Nantucket Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Nantucket Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Nantucket Property. Therefore, the financial statements may not be comparable to a statement of operations for the Nantucket Property after its acquisition by the Company.

Note 2 - Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The statement of revenues and certain operating expenses for the six months ended June 30, 2017 is unaudited; however, management of the seller believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the interim statement of revenues and certain operating expenses have been included. The interim financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Ancillary operating revenue, consisting primarily of tenant insurance and merchandise sales, is recognized when earned.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Nantucket Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Nantucket Property.

Use of estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the seller of the Nantucket Property to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Nantucket Property

Notes to Statements of Revenues and Certain Operating Expenses

Year Ended December 31, 2016 and the Six Months Ended June 30, 2017 (Unaudited)

Note 3 - Commitments and contingencies

The Nantucket Property, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Nantucket Property, any liability resulting from such litigation would not be material in relation to the Nantucket Property’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through November 3, 2017, the date the financial statements were available to be issued.

STRATEGIC STORAGE GROWTH TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2017 has been prepared to give effect to the acquisition of a property acquired on July 17, 2017, in Mount Pleasant, South Carolina (the “Wando Park Property”) from an unaffiliated third party and the Nantucket Property acquired on August 22, 2017 from an unaffiliated third party as if the acquisitions were completed on June 30, 2017 by Strategic Storage Growth Trust, Inc. (the “Company”).

The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2017 sets forth the Company’s unaudited historical consolidated balance sheet which is derived from the Company’s consolidated financial statements included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2017.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 gives effect to the acquisition of the following properties acquired in 2016 as if they were completed on January 1, 2016 by the Company:

•	Borden Park Property (acquired on January 6, 2016);

•	Stoney Creek Property (acquired on February 9, 2016);

•	Torbarrie Property (acquired on May 17, 2016);

•	Baseline Property (acquired on May 26, 2016); and

•	Asheville I Property (acquired on December 30, 2016).

Additionally, the following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 also gives effect to the acquisition of the following properties acquired in 2017 as if they were completed on January 1, 2016 by the Company:

•	Elk Grove Property (acquired on January 13, 2017);

•	Garden Grove Property (acquired on March 16, 2017);

•	Asheville Portfolio (two properties acquired on May 11, 2017);

•	Sarasota Property (acquired on May 23, 2017);

•	Wando Park Property (acquired on July 17, 2017); and

•	Nantucket Property (acquired on August 22, 2017).

The Stoney Creek Property, the Torbarrie Property and the Asheville I Property are all development properties with no operations and thus no operational pro forma adjustments have been included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016. The Baseline Property, the Garden Grove Property and the Sarasota Property are all certificate of occupancy acquisitions and thus no operational pro forma adjustments have been included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 as they had no operating history prior to the acquisition date.

The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016.

The following Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2017, gives effect to the acquisition of the following properties as if they were completed on January 1, 2016 by the Company:

•	Elk Grove Property (acquired on January 13, 2017);

•	Garden Grove Property (acquired on March 16, 2017);

•	Asheville Portfolio (two properties acquired on May 11, 2017);

•	Sarasota Property (acquired on May 23, 2017);

•	Wando Park Property (acquired on July 17, 2017); and

•	Nantucket Property (acquired on August 22, 2017).

The Garden Grove Property and Sarasota Property are certificate of occupancy acquisitions and thus no operational pro forma adjustments have been included in the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2017 as they had no operating history prior to acquisition.

The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2017 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2017.

The information included in the “Nantucket Property” column in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2016 and the six months ended June 30, 2017 sets forth the acquisition’s historical statement of revenues and certain operating expenses for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively, as included in the accompanying Statement of Revenues and Certain Operating Expenses in accordance with Rule 3-14 of Regulation S-X of the Securities Exchange Commission.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated financial statements of the Company and the historical statements of operations of the acquisitions noted above.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma consolidated financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2017

	Strategic Storage Growth Trust, Inc. Historical Note (1)	Wando Park Property Acquisition Notes (2) and (3)		Nantucket Property Acquisition Notes (2) and (3)		Strategic Storage Growth Trust, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$34,525,391	$1,015,000	a	$5,287,000	a	$40,827,391
Buildings	90,021,715	4,490,000	a	30,808,000	a	125,319,715
Site improvements	8,661,708	170,000	a	684,000	a	9,515,708

	133,208,814	5,675,000		36,779,000		175,662,814
Accumulated depreciation	(4,814,361)	—		—		(4,814,361)

	128,394,453	5,675,000		36,779,000		170,848,453
Construction in progress	4,805,045	—		—		4,805,045

Real estate facilities, net	133,199,498	5,675,000		36,779,000		175,653,498
Cash and cash equivalents	103,832,600	(5,625,591	)b	(37,940,912	)b	60,266,097
Other assets, net	4,414,787	(192,530	)c	(481,933	)c	3,740,324
Debt issuance costs, net	18,347	—		—		18,347
Intangible assets, net	481,712	25,000	a	721,000	a	1,227,712

Total assets	$241,946,944	$(118,121)		$(922,845)		$240,905,978

LIABILITIES AND EQUITY
Secured debt, net	$4,815,546	—		$—		$4,815,546
Accounts payable and accrued liabilities	2,300,038	29,465	d	218,920	d	2,548,423
Due to affiliates	3,653,863	—		—		3,653,863
Distributions payable	799,810	—		—		799,810

Total liabilities	11,569,257	29,465		218,920		11,817,642

Commitments and contingencies
Redeemable common stock	2,945,034	—		—		2,945,034

Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2017	—	—		—		—
Class A Common stock, $0.001 par value; 350,000,000 shares authorized; 18,800,393 shares issued and outstanding at June 30, 2017	18,800	—		—		18,800
Class T Common stock, $0.001 par value; 350,000,000 shares authorized; 7,504,711 issued and outstanding at June 30, 2017	7,505	—		—		7,505
Additional paid-in capital	247,970,983	—		—		247,970,983
Distributions	(5,732,934)	—		—		(5,732,934)
Accumulated deficit	(14,872,656)	(147,586	)e	(1,141,765	)e	(16,162,007)
Accumulated other comprehensive income	108,423	—		—		108,423

Total Strategic Storage Growth Trust, Inc. equity	227,500,121	(147,586)		(1,141,765)		226,210,770

Noncontrolling interest in our Operating Partnership	(67,468)	—		—		(67,468)

Total equity	227,432,653	(147,586)		(1,141,765)		226,143,302

Total liabilities and equity	$241,946,944	$(118,121)		$(922,845)		$240,905,978

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2016

	Strategic Storage	Borden Park	Elk Grove	Asheville	Wando Park	Nantucket
	Growth Trust, Inc.	Property	Property	Portfolio	Property	Property	Pro Forma		Strategic Storage
	Historical	Acquisition	Acquisition	Acquisition	Acquisition	Acquisition	Adjustments		Growth Trust, Inc.
	Note (1)	Note (2)	Note (2)	Note (2)	Note (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$9,240,486	$12,763	$81,243	$997,059	$3,054	$2,606,366	$—		$12,940,971
Ancillary operating revenue	73,273	277	2,899	26,116	139	36,512	—		139,216

Total revenues	9,313,759	13,040	84,142	1,023,175	3,193	2,642,878	—		13,080,187

Operating expenses:
Property operating expenses	4,016,072	5,796	255,061	298,071	31,942	437,461	204,731	f	5,249,134
Property operating expenses - affiliates	982,736	—	—	—	—	—	703,948	g	1,686,684
General and administrative	1,865,419	—	—	—	—	—	—		1,865,419
Depreciation	2,169,600	—	—	—	—	—	1,441,369	h	3,610,969
Intangible amortization expense	1,128,959	—	—	—	—	—	854,381	h	1,983,340
Acquisition expense - affiliates	753,090	—	—	—	—	—	(502,076	)i	251,014
Other property acquisition expenses	255,834	—	—	—	—	—	(169,680	)i	86,154

Total operating expenses	11,171,710	5,796	255,061	298,071	31,942	437,461	2,532,673		14,732,714

Operating income (loss)	(1,857,951)	7,244	(170,919)	725,104	(28,749)	2,205,417	(2,532,673)		(1,652,527)
Other income (expense):
Interest expense	(1,420,961)	—	—	—	—	—	(133,215	)j	(1,554,176)
Debt issuance costs expense	(636,467)	—	—	—	—	—	(176	)k	(636,643)
Other	(39,995)	—	—	—	—	—	—		(39,995)

Net income (loss)	(3,955,374)	7,244	(170,919)	725,104	(28,749)	2,205,417	(2,666,064)		(3,883,341)
Less: Distributions to preferred unitholders in our Operating Partnership	(1,365,704)	—	—	—	—	—	—		(1,365,704)
Less: Accretion of preferred equity costs	(76,724)	—	—	—	—	—	—		(76,724)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	25,341	—	—	—	—	—	(16,005	)l	9,336

Net income (loss) attributable to Strategic Storage Growth Trust, Inc. common shareholders	$(5,372,461)	$7,244	$(170,919)	$725,104	$(28,749)	$2,205,417	$(2,682,069)		$(5,316,433)

Net loss per Class A share - basic and diluted	$(0.99)								$(0.46)
Net loss per Class T share - basic and diluted	$(0.99)								$(0.46)

Weighted average Class A shares outstanding - basic and diluted	5,003,663								8,949,553
Weighted average Class T shares outstanding - basic and diluted	442,316								2,516,947

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2017

	Strategic Storage	Elk Grove	Asheville	Wando Park	Nantucket
	Growth Trust, Inc.	Property	Portfolio	Property	Property	Pro Forma		Strategic Storage
	Historical	Acquisition	Acquisition	Acquisition	Acquisition	Adjustments		Growth Trust, Inc.
	Note (1)	Note (2)	Note (2)	Note (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$5,711,108	$9,549	$356,843	$54,339	$1,408,865	$—		$7,540,704
Ancillary operating revenue	41,704	111	8,872	2,545	8,133	—		61,365

Total revenues	5,752,812	9,660	365,715	56,884	1,416,998	—		7,602,069

Operating expenses:
Property operating expenses	2,488,203	14,298	111,902	104,785	226,608	51,171	f	2,996,967
Property operating expenses - affiliates	659,783	—	—	—	—	271,294	g	931,077
General and administrative	1,178,676	—	—	—	—	—		1,178,676
Depreciation	1,533,665	—	—	—	—	584,405	h	2,118,070
Intangible amortization expense	444,431	—	—	—	—	375,893	h	820,324
Acquisition expense - affiliates	1,072,488	—	—	—	—	(837,024	)i	235,464
Other property acquisition expenses	339,906	—	—	—	—	(281,548	)i	58,358

Total operating expenses	7,717,152	14,298	111,902	104,785	226,608	164,191		8,338,936

Operating income (loss)	(1,964,340)	(4,638)	253,813	(47,901)	1,190,390	(164,191)		(736,867)
Other income (expense):
Interest expense	(39,155)	—	—	—	—	(5,301	)j	(44,456)
Debt issuance costs expense	(326,797)	—	—	—	—	—	k	(326,797)
Other	110,650	—	—	—	—	—		110,650

Net income (loss)	(2,219,642)	(4,638)	253,813	(47,901)	1,190,390	(169,492)		(997,470)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	2,476	—	—	—	—	(1,541	)l	935

Net income (loss) attributable to Strategic Storage Growth Trust, Inc. common shareholders	$(2,217,166)	$(4,638)	$253,813	$(47,901)	$1,190,390	$(171,033)		$(996,535)

Net loss per Class A share - basic and diluted	$(0.11)							$(0.05)
Net loss per Class T share - basic and diluted	$(0.11)							$(0.05)

Weighted average Class A shares outstanding - basic and diluted	14,753,319							15,752,603
Weighted average Class T shares outstanding - basic and diluted	5,171,021							5,698,901

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2017 was derived from the Company’s consolidated balance sheet included in the Company’s Form 10-Q filed with the SEC for the six months ended June 30, 2017.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016 was derived from the Company’s consolidated statement of operations included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2017 was derived from the Company’s consolidated statement of operations included in the Company’s Form 10-Q filed with the SEC for the six months ended June 30, 2017.

The operational pro-forma adjustments for the 2016 and 2017 acquisitions in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2016 and the six months ended June 30, 2017 sets forth the acquisition’s historical statement of revenues and certain operating expenses for the period from January 1, 2016 and January 1, 2017, respectively, through the respective acquisition’s date of acquisition.

Note 2. Acquisitions

2016 Acquisitions

Borden Park Property

On January 6, 2016, we closed on a self storage facility located in San Antonio, Texas (the “Borden Park Property”) for a purchase price of approximately $12.3 million, plus closing costs and acquisition fees, which was funded by a combination of a draw of approximately $8 million under our credit facility with KeyBank, National Association (the “KeyBank Facility”) and the net proceeds of our public offering.

Stoney Creek Property

On February 9, 2016, we closed on vacant land located in the Stoney Creek area of Toronto, Canada that is being developed into a self storage facility (the “Stoney Creek Property”) for a U.S. dollar equivalent purchase price of approximately $1.5 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

Torbarrie Property

On May 17, 2016, we closed on a vacant industrial building and land located in the Torbarrie area of Toronto, Canada that is being developed into a self storage facility (the “Torbarrie Property”) for a U.S. dollar equivalent purchase price of approximately $2.3 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

Baseline Property

On May 26, 2016, we closed on a self storage facility located in Phoenix, Arizona (the “Baseline Property”) for a purchase price of approximately $7.2 million, plus closing costs and acquisition fees, which was funded by a combination of a draw of approximately $5.1 million under the Baseline Loan and the net proceeds of our public offering.

On May 26, 2016, the special-purpose entity (a subsidiary of SS Growth Operating Partnership, L.P. (our “Operating Partnership”)) which acquired and owns the Baseline Property entered into a loan agreement for a loan in the amount of approximately $5.1 million (the “Baseline Loan”) with TCF National Bank (“TCF”) as the lender. The Baseline Loan has a maturity date of May 26, 2019, unless extended for up to an additional three years. Payments due under the Baseline Loan are interest-only and due on the first day of each month. The Baseline Loan bears interest at a variable interest rate, beginning at an initial rate of 3.25% per annum, and adjusting monthly to be equal to 2.75% in excess of the LIBOR Rate (as defined in the Baseline Loan agreement), subject to a minimum rate of 3.25% per annum.

The Baseline Loan is secured by a first lien deed of trust on the Baseline Property. The Baseline Loan may be prepaid at any time, without penalty, in whole or in part. Pursuant to that certain guaranty, dated May 26, 2016, in favor of TCF, we provided a guaranty of the Baseline Loan.

The Baseline Loan contains a number of other customary terms and covenants.

Asheville I Property

On December 30, 2016, we closed on a vacant industrial building and land located in Asheville, North Carolina that is being developed into a self storage facility (“Asheville I Property”) for a purchase price of $3.0 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

2017 Acquisitions

Elk Grove Property

On January 13, 2017, we closed on a self storage facility located in Elk Grove Village, Illinois (the “Elk Grove Property”) for a purchase price of $10.1 million, plus closing costs and acquisition fees, which was funded by a combination of a draw under the KeyBank Facility, and the net proceeds of our public offering.

Garden Grove Property

On March 16, 2017, we closed on a self storage facility located in Garden Grove, California (the “Garden Grove Property”) for a purchase price of $18.4 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

Asheville Portfolio

On May 11, 2017, we closed on two existing self storage facilities in Asheville, North Carolina (the “Asheville Portfolio”) for a purchase price of approximately $10.3 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

Sarasota Property

On May 23, 2017, we closed on a self storage facility in Sarasota, Florida (the “Sarasota Property”) for a purchase price of $6.7 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

Wando Park Property

On July 17, 2017, we closed on a self storage facility in Mt. Pleasant, South Carolina (the “Wando Park Property”) for a purchase price of $5.7 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

Nantucket Property

On August 22, 2017, we closed on a self storage facility in Nantucket, Massachusetts (the “Nantucket Property”) for a purchase price of $37.5 million, plus closing costs and acquisition fees, which was funded with the net proceeds of our public offering.

Note 3. Unaudited Consolidated Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangible assets (in-place leases) acquired in a business combination based on their estimated fair values. The purchase price allocations included above are preliminary and therefore, subject to change upon the completion of our analysis of valuations and other information related to the acquisition. The Company will finalize the purchase price allocations no later than twelve months from the acquisition date, as further evaluations are completed and additional information is received from third parties.

(b)	Reflects the cash used to purchase the Wando Park Property and the Nantucket Property.

(c)	Adjustment primarily relates to the $0.2 million and $0.5 million earnest money deposits outstanding as of June 30, 2017 used to purchase the Wando Park Property and Nantucket Property, respectively.

(d)	Adjustment primarily relates to accrued property taxes of approximately $30,000 and prepaid customer rent assumed of approximately $220,000 related to the Wando Park Property and Nantucket Property acquisitions, respectively.

(e)	Changes relate to acquisition expense to affiliates of approximately $0.8 million and other property acquisition expenses incurred of approximately $0.5 million.

Note 4. Unaudited Consolidated Statements of Operations – Pro Forma Adjustments

Acquisitions requiring financial statements in accordance with Rule 3-14 and Article 11 of Regulation S-X have been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2016 and the six months ended June 30, 2017.

(f)	Adjustment represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value and to exclude any management fees included in the respective property’s historical results under the previous owner.

(g)	Adjustment reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to the respective property’s historical results under the previous owner. The Company’s property manager was paid a monthly fee equal to the greater of $2,500 or 6% of gross revenues. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.5% of average invested assets, as defined.

(h)

Reflects the depreciation and intangible amortization expense resulting from the Borden Park Property, Elk Grove Property, Asheville Portfolio, Wando Park Property and Nantucket Property. Such depreciation and intangible amortization expense for the Borden Park Property was based on final purchase price allocations of approximately $2.4 million to land, approximately $0.7 million to site improvements, approximately $8.6 million to building, and approximately $0.5 million to intangible assets. Such depreciation and intangible amortization expense for the Elk Grove Property was based on preliminary purchase price allocations of approximately $1.4 million to land, approximately $0.8 million to site improvements, approximately $7.9 million to building, and approximately $5,000 to intangible assets. Such depreciation and intangible amortization expense for the Asheville Portfolio was based on preliminary purchase price allocations of approximately $3.7 million to land, approximately $1.2 million to site improvements, approximately $4.9 million to building, and approximately $0.5 million to intangible assets. Such depreciation and intangible amortization expense for the Wando Park Property was based on preliminary purchase price allocations of approximately $1.0 million to land, approximately $0.2 million to site improvements, approximately $4.5 million to building, and approximately $25,000 to intangible assets. Such depreciation and intangible amortization expense for the Nantucket Property was based on preliminary purchase price allocations of approximately $5.3 million to land, approximately $0.7 million to site improvements, approximately $30.8 million to building, and approximately $0.7 million to intangible assets. Depreciation expense on the purchase price allocated to buildings is recognized using the straight-line method over a 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10-year life. Intangible amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated respective benefit period of approximately 18 months. The purchase price allocations for the Elk Grove Property, Asheville Portfolio, Wando Park Property and Nantucket Property are preliminary and therefore depreciation and intangible amortization expense are preliminary and are subject to change.

(i)	Historical property acquisition expenses attributable to the Borden Park Property, Elk Grove Property, Asheville Portfolio, Wando Park Property and Nantucket Property have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs attributable to the acquisitions. The remaining balance in acquisitions expenses – affiliates and other property acquisition expenses for the year ended December 31, 2016 and six months ended June 30, 2017 represents costs associated with acquisitions that were either terminated or not yet closed.

(j)	Adjustment reflects the additional estimated interest expense at a rate as of December 31, 2016 of 3.87% for the KeyBank Facility as if the additional loan draws, which were utilized to complete certain acquisitions as noted above, were outstanding from the later of January 1, 2016 or the date of the completion of the property in May 2016 through December 31, 2016 and six months ended June 30, 2017. The KeyBank Facility bears a floating interest rate of 3.25% plus one month of LIBOR. If the underlying floating rate on the KeyBank Facility were to increase or decrease by 1/8 percent from the initial rate, the effect on income would be approximately $4,000 and $200, respectively, for the year ended December 31, 2016 and the six months ended June 30, 2017.

(k)	Represents the amortization of debt issuance costs from the additional draw used to finance the debt noted above.

(l)	Noncontrolling interest is adjusted based on the additional pro forma earnings and allocated based on outstanding units in our Operating Partnership as of June 30, 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: November 3, 2017	By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer and Treasurer